CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                             ORBITEX GROUP OF FUNDS
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      THIS CERTIFICATE OF AMENDMENT to the Certificate of Trust of Orbitex Group
of Funds (the "Trust"), dated April 1, 2003, is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Sections 3801 et. seq., as amended) and sets forth the following:

      FIRST:  The name of the statutory trust is Orbitex Group of Funds.

      SECOND: The Certificate of Trust as filed on December 20, 1996 with the
              Secretary of the State of Delaware, is hereby amended to change the name of the Trust to: "AdvisorOne Funds".

      THIRD: This Certificate of Amendment shall be effective upon the date and time of filing.

      FOURTH: All other provisions as set forth in the original Certificate of Trust as filed on December 20, 1996 remain in effect.

      IN WITNESS WHEREOF, the undersigned Secretary of the Trust, has executed this Certificate of Amendment under the direction of the Trustees of the Trust as of the date first above written.


                                        /s/Brian Nielsen
                                        Brian Nielsen, Secretary